UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2015

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9278 (Commission File Number)	31-1168055 (IRS Employer Identification No.)

11605 N. Community House Road, Suite 600, Charlotte, NC 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 501-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

(a)                On May 6, 2015, Carlisle Companies Incorporated (the “Company”) held its annual meeting of stockholders.

(b)                At the meeting, stockholders elected all three of the directors nominated by the Board.  Each director received a greater number of votes cast “for” his or her election than votes “withheld” from his or her election as reflected below.  The stockholders also approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement dated March 20, 2015 (the “2015 Proxy Statement”).  The stockholders also ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.  The Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000.  The stockholders also approved the Company’s amended and restated Incentive Compensation Program.  For more information on the proposals, see the 2015 Proxy Statement. The final voting results for each of the proposals presented at the meeting are set forth below.

1.  Election of directors:

Director	Votes For	Votes Withheld	Non-Votes
James D. Frias	85,994,071	438,187	3,948,500
Lawrence A. Sala	85,728,942	703,316	3,948,500
Magalen C. Webert	85,630,617	801,641	3,948,500

2.  Advisory vote on executive compensation:

For	Against	Abstain	Non-Votes
82,147,489	4,101,963	182,806	3,948,500

3.  Ratification of Ernst & Young LLP:

For	Against	Abstain
89,920,449	412,841	47,468

4.  Approval of the Amendment to the Company’s Restated Certificate of Incorporation:

For	Against	Abstain
68,776,840	21,414,529	189,389

5.  Approval of the amended and restated Incentive Compensation Program:

For	Against	Abstain	Non-Votes
81,725,850	4,614,855	91,553	3,948,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLISLE COMPANIES INCORPORATED

Date: May 8, 2015	By:	/s/ Steven J. Ford
Steven J. Ford
Vice President and Chief Financial Officer